Exhibit 99.1
PROXY SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS OF ENTERTAINMENT DISTRIBUTION COMPANY, INC.
     The undersigned hereby appoints Jordan Copland and Clarke Bailey and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of Common Stock of Entertainment Distribution Company, Inc. held by the undersigned on _________, 2008 at the 2008 Annual Meeting of Stockholders to be held at the Courtyard by Marriott, 1856 Remount Road Gastonia, North Carolina 28054 on _________, 2008 at 9:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.
     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE WITH RESPECT TO PROPOSAL TWO OR PROPOSAL THREE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL THREE, RESPECTIVELY.
     Receipt of the Notice of the 2008 Annual Meeting and accompanying proxy statement/prospectus is hereby acknowledged.
(To Be Signed on Reverse Side)

ANNUAL MEETING OF STOCKHOLDERS OF
ENTERTAINMENT DISTRIBUTION COMPANY, INC.
______________, 2008
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REORGANIZATION (PROPOSAL ONE), “FOR” THE ELECTION OF DIRECTORS (PROPOSAL TWO), AND “FOR” APPROVING THE APPOINTMENT OF ERNST & YOUNG LLP (PROPOSAL THREE). PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Reorganization. To approve a proposal to adopt an agreement and plan or reorganization pursuant to which Entertainment Distribution Company, Inc. will become a wholly owned subsidiary of EDCI Holdings, Inc., a newly formed Delaware corporation, and each ten outstanding shares of EDCI common stock will be exchanged for one share of EDCI Holdings, Inc., as described in the accompanying proxy statement/prospectus.
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
2.	Election of Directors.
☐      FOR ALL NOMINEES
☐      WITHHOLD AUTHORITY FOR ALL NOMINEES
☐      FOR ALL EXCEPT (See instructions below)
NOMINEES:
☐      Ramon D. Ardizzone                 ☐     Cliff O. Bickell
INSTRUCTION: To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒
3.	Proposal to Approve the Appointment of Ernst & Young LLP as the Independent registered public accounting firm to Audit the Financial Statements of the Company
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
4.	In their discretion, the Proxies each are authorized to vote upon such other business as may properly come before the 2008 Annual Meeting and any adjournment(s) or postponement(s) thereof.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder: ____________________________________________
Date: ______________________
Signature of Stockholder: ____________________________________________
Date: ______________________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.